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                         News from PC Connection, Inc.
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 730 Milford Road, Merrimack, NH 03054 * 603-423-2000 * www.pcconnection.com


For more       Tracey Turner
Information    VP, Corporate Communications      For Immediate Release
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contact:       (603) 423-2163
               tturner@pcconnection.com
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                 PC Connection Forms Holding Company Structure

               New Corporate Structure Will Support Growth Plans



Merrimack, NH--January 3, 2000 ---- PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of business computing solutions (www.pcconnection.com),
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today announced a new holding company structure to support PC Connection's future growth and plans to expand its current business lines through internal growth and potential acquisitions.

Under this structure a new holding company, named PC Connection, Inc., will own three subsidiaries: PC Connection Sales Corp., Merrimack Services Corp., and ComTeq Federal, Inc. PC Connection Sales Corp. consists of the predecessor company's direct marketing and product procurement functions, which operate under the PC Connection(R) and MacConnection(R) brands. Merrimack Services Corp. functions as an outsource services organization providing technical, finance, customer service, human resources and other service functions to the holding company and its subsidiaries. ComTeq Federal will continue to focus on providing high-end networking and computer products and support services to Federal Government agencies.

Outstanding shares of common stock representing interests in PC Connection prior to the holding company formation will be converted into shares of the new holding company, on a one for one basis through a non-taxable transaction. Common stock shares of the new holding company will be listed on the Nasdaq National Market under the symbol "PCCC", the same exchange and symbol used by the predecessor company. The new shares will hold the same voting power that shares of the predecessor company held. No additional capital stock was issued as part of the transaction. The directors and officers of the predecessor company will serve as the directors and officers of the new holding company.

Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc., said, "PC Connection became an industry leader by successfully executing our plan for rapid internal growth over the past 18 years. The new structure is designed to give our company a greater flexibility for future growth."

                                   -more-
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PC Connection, Inc.                                                      Page 2



PC Connection, Inc. is a leading direct marketer of business computing solutions. The company offers over 50,000 brand-name products through its staff of technically trained corporate account managers and catalog telesales representatives, its comprehensive web sites at www.pcconnection.com and www.macconnection.com, and its catalogs PC Connection (1-800-800-5555) and MacConnection (1-800-800-2222). Through its full-service Distribution and Custom-Configuration Center, the company can deliver custom-configured computer systems overnight. In recognition of its role as a critical link between manufacturers of computer products and end users of these products, PC Connection was the only computer reseller on the 1999 list of the "Top 100 Technology Companies that are Changing the World" which appeared in PC Magazine. In addition, PC Connection has won PC World magazine's prestigious "World Class Award" eight times over the past ten years, including 1999.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes", "anticipates", "plans", "expects", "intends", and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's 1998 Annual Report Quarterly Report on Form 10-Q which is on file with the Securities and Exchange Commission and incorporated herein by reference. These important factors include risks as to PC Connection's ability to grow in the future, exposure to inventory obsolescence and reliance on third-party vendors.
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News from PC Connection, Inc.
730 Milford Road, Merrimack, NH 03054 * 603-423-2000 * www.pcconnection.com